Exhibit 99
FOR IMMEDIATE RELEASE


Contact:	Brad Morris				New Release
		(913) 441-2466				BB: AVFI

FOR IMMEDIATE RELEASE


             ADVANCED FINANCIAL, INC. ADVISES THAT GNMA
                  HAS TERMINATED SERVICING RIGHTS

SHAWNEE, KANSAS, April 15, 1997. . .Advanced Financial, Inc., ("AFI"), announced that The Government National Mortgage Association ("GNMA") has advised it that GNMA deems AFI in violation of servicing rights agreements between AFI and GNMA with respect to a mortgage portfolio in which GNMA is the investor. AFI had previously notified GNMA, in connection with a proposed sale of the servicing rights to a third party, of an anticipated short fall of between approximately $350,000 - $400,000 in AFI's custodial accounts regarding the mortgages. GNMA also advised AFI that, as a result of the violation of the servicing rights agreements, it was terminating AFI's servicing rights immediately. The servicing rights represented AFI's only remaining significant asset.

AFI's Board of Directors continues to examine a number of alternatives to address its troubled financial condition, including the acquisition of or merger with another company.

AFI is a holding company with its principal operations conducted through its wholly-owned subsidiary, AFI Mortgage Corporation.